UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2016

The Boston Beer Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	001-14092	04-3284048
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place, Suite 850, Boston, Massachusetts		02210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(617) 368-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events

On July 29, 2016, Martin F. Roper, President & Chief Executive Officer of the Company, entered into an individual sales plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, for trading in shares of the Company’s Class A Common Stock (the “10b5-1 Plan”). The total number of shares that may be sold pursuant to this 10b5-1 Plan is 177,157 shares. The Class B Stockholders of the Company unanimously approved the Rule 10b5-1 Plan and all transactions contemplated thereby on July 29, 2016. The purpose of this 10b5-1 Plan is to provide liquidity and investment diversification. Once executed, transactions under this 10b5-1 Plan will be disclosed publicly through Form 4 and/or Form 144 filings with the Securities and Exchange Commission.

On August 8, 2016, the Company entered into a 10b5-1 plan to repurchase up to $15.0 million of the Company’s Class A Common Stock during the period commencing September 26, 2016 and ending December 30, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

August 10, 2016	By:	/s/ Martin F. Roper

Name: Martin F. Roper
Title: Chief Executive Officer